LEHMAN BROTHERS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Preliminary and Unaudited)
(In millions)
                                    Three
                                   Months         Three Months Ended
                                    Ended         September 30, 1993
                                   Aug. 31,  Lehman     Businesses
                                     1994    Businesses Sold   Historical
Revenues
  Market making and principal
  transactions                    $  180    $  260    $   41    $  301
  Investment banking                 116        142       47       189
  Commissions                         98        111      118       229
  Interest and dividends           1,790      1,267       25     1,292
  Other                               14         14       67        81
    Total revenues                 2,198      1,794      298     2,092
  Interest expense                 1,695      1,152       18     1,170
    Net revenues                     503        642      280       922
Non-interest expenses
  Compensation and benefits          265        322      180       502
  Brokerage, commissions
    and clearance fees                45         52      (2)        50
  Communications                      39         33       21        54
  Professional services               25         30       10        40
  Depreciation and amortization       25         25        6        31
  Advertising and market development  24         25        8        33
  Occupancy and equipment             20         24       10        34
  Management fees                     38
  Other                               52         20       42        62
     Total non-interest expenses     533        531      275       806
Income (loss) before taxes and
 preferred dividend of subsidiary    (30)       111        5       116
  Provision for (benefit from)
  income taxes                       (28)        34        3        37
Income (loss) before preferred
 dividend of subsidiary               (2)        77        2        79
  Preferred dividend of subsidiary   (17)       (17)               (17)
Net income (loss)                 $  (19)    $   60   $    2     $  62





Note: Certain prior period amounts have been reclassified to conform to the current year's presentation.



LEHMAN BROTHERS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Preliminary and Unaudited)
(In millions)
                                   Eight
                                   Months       Nine Months Ended
                                   Ended        September 30, 1993
                                   Aug. 31, Lehman    Businesses
                                   1994    Businesses  Sold    Historical

Revenues
  Market making and
   principal transactions         $  616     $  841   $  323    $1,164
  Investment banking                 289        439      171       610
  Commissions                        288        326      828     1,154
  Interest and dividends           4,128      3,632      161     3,793
  Other                               33         42      412        454
    Total revenues                 5,354      5,280    1,895     7,175
  Interest expense                 3,889      3,305      143     3,448
    Net revenues                   1,465      1,975    1,752     3,727
Non-interest expenses
  Compensation and benefits          753      1,053    1,164     2,217
  Brokerage, commissions
  and clearance fees                 143        158      (20)      138
  Communications                     101        107      130       237
  Professional services               74         81       42       123
  Depreciation and amortization       69         65       46       111
  Advertising and market development  63         73       34       107
  Occupancy and equipment             61         73       93       166
  Management fees                     38
  Other                              133         86      146       232
  Severance charge                    27
  Loss on sale of Shearson                               535       535
  Reserves for non-core businesses  _____        21      120       141
     Total non-interest expenses    1,462    1,717      2,290    4,007
Income (loss) from continuing
    operations before taxes,
    cumulative effect of change
    in accounting principle and
    preferred dividend of
    subsidiary                          3       258    (538)      (280)
  Provision for (benefit from)
 income taxes                         (24)       92     108        200
Income (loss) from continuing
    operations before cumulative
    effect of change in accounting
    principle and preferred
    dividend of subsidiary             27       166    (646)      (480)
Income from discontinued
    operations, net of taxes:
  Income from operations                                  24        24
  Gain on disposal                 _____      _____      165        165
Net income from discontinued
   operations                      _____      _____      189        189
Income (loss) before cumulative
      effect of change in
      accounting principle and
      preferred dividend of
      subsidiary                     27        166      (457)      (291)
  Cumulative effect of change
    in accounting principle                    (13)
  Preferred dividend of subsidiary  (45)       (51)                 (51)
Net income (loss)               $   (31)    $  115    $ (457)    $ (342)






Note: Certain prior period amounts have been reclassified to conform to the current year's presentation.


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